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of the Securities Exchange Act of 1934

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☐	Soliciting Material Under Rule 14a-12

Nuveen Real Asset Income and Growth Fund

(Name of Registrant as Specified In Its Charter)

Saba Capital Management, L.P.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Case for Electing a New Director at the Nuveen Funds (NYSE: NPCT, NYSE: NMAI, NYSE: JRI and NYSE: NPFD)

April 22, 2024

Saba | Capital

Why We Are Seeking to Add a Single Director to the Nuveen Funds' 10-Member Boards

- Saba is one of the largest shareholders of Nuveen Core Plus Impact Fund (NYSE: NPCT), Nuveen Multi-Asset Income Fund (NYSE: NMAI), Nuveen Real Asset Income and Growth Fund (NYSE: JRI) and Nuveen Variable Rate Preferred & Income Fund (NYSE: NPFD) (collectively, the "Nuveen Funds" or the "Funds").
- We believe the Nuveen Funds' poor shareholder returns and respective trading discounts to net asset value ("NAV") are directly tied to their exceedingly poor corporate governance practices.
- The Funds' anti-shareholder governance practices include:
  - Illegally stripping shareholders' voting rights,
  - Maintaining classified board structures,
  - Rejecting our proposal to declassify a Nuveen Fund's board; and
  - Constructing a Board of over-boarded directors who serve together on more than 200 Nuveen-associated boards.
- We have a track record of instilling good governance practices, successfully narrowing closed-end funds' ("CEFs") discounts to NAV and generating significant value for shareholders through different solutions tailored to each fund's needs.
- We have nominated one highly qualified nominee, Jason Chen, for election to the Funds' 10-member Boards of Directors (the "Boards").
- Mr. Chen would bring much-needed independence, a fresh perspective and CEF investment experience to the Boards.

With a new director who is independent from Saba and Nuveen and possesses highly additive CEF investing and expertise, we believe the Nuveen Funds can enhance their corporate governance and drive long-term shareholder value.

We Have a Track Record of Good Governance and Value Creation

- We are the world's largest single investor in CEFs, managing a $5.8 billion portfolio that is invested across more than 200 CEFs.
- Our CEF investment strategy is anchored in protecting shareholder rights and pursuing changes that will return discounted CEFs to their full NAV.
- Additionally, we focus on creating long-term value for shareholders through lower fees and better management.
- Our own funds serve as examples of best-in-class corporate governance in the CEF industry. We also have a demonstrated record of advocating for shareholder rights at other funds.

Saba Capital	**Saba Capital Income & Opportunities Fund (NYSE: BRW)**	✓ Non-staggered board, plurality vote standard, equal voting rights.
BlackRock	**BlackRock ESG Capital Allocation Term Trust (NYSE: ECAT)**	✓ Saba filed lawsuit against ECAT for the fund's adoption of an entrenchment bylaw. Link.
EatonVance Investment Managers	**Eaton Vance Senior Floating-Rate Trust (NYSE: EFR)** **Eaton Vance Floating-Rate Income Trust (NYSE: EFT)** **Eaton Vance Senior Income Trust (NYSE: EVF)**	✓ Saba entered standstill upon implementation of a long-term discount management plan. Link. ✓ Improved avg. trading discount to NAV from -12% when Saba filed its 13D in 2020 to +0.3% premium today.
Salient	**Salient Midstream & MLP Fund (NYSE: SMM)**	✓ Reached an agreement to support the fund's reorganization into a lower fee open-end mutual fund. ✓ Secured distribution paid to all shareholders based on a $300,000 payment by the fund's investment advisor. Link.

Fund filings. Bloomberg.

nuveen

A TIAA Company

Nuveen Core Plus Impact Fund (NYSE: NPCT)

- **Inception date**: April 27, 2021
- **Objective:** The fund seeks total return through high current income and capital appreciation.
- **Asset class:** Fixed income, gives special consideration to certain impact and environmental, social and governance criteria.
- **Average annual total return on NAV since inception:** -9.06%
- **Discount to NAV:** -13.93%

Nuveen Multi-Asset Income Fund (NYSE: NMAI)

- **Inception date**: November 22, 2021
- **Objective:** The fund seeks attractive total return through high current income and capital appreciation.
- **Asset class:** Global equity and debt securities.
- **Average annual total return on NAV since inception:** -3.15%
- **Discount to NAV:** -11.92%

Nuveen Real Asset Income and Growth Fund (NYSE: JRI)

- **Inception date:** April 25, 2012
- **Objective:** The fund seeks a high level of current income and long-term capital appreciation.
- **Asset class:** Real asset-related companies around the world and across the capital structure.
- **Average Annual Total Return on NAV:** 6.07%
- **Discount to NAV:** -14.59%

Nuveen Variable Rate Preferred and Income Fund (NYSE: NPFD)

- **Inception date**: December 15, 2021
- **Fund description:** The fund seeks a high level of current income and total return.
- **Asset class:** Primarily investment grade, variable rate preferred securities and other variable rate income-producing securities.
- **Average Annual Total Return on NAV:** -3.16%
- **Discount to NAV:** -14.02%

Funds' websites. Data as of April 19, 2024.

- NPCT has substantially underperformed since inception; we believe this underperformance is directly tied to its corporate governance abuses.
- Performance since inception:
    - NPCT share price: -15.31%
    - Benchmark: -0.65%
- Empirical studies have found a statistically significant correlation between the presence of a classified board structure and a decline in valuation.[1]
- NPCT currently trades at a **-13.93% discount** to NAV.
- NPCT has never traded at NAV.

	Inception Date	Total Returns as of December 31, 2023 — Average Annual: 1-Year	Since Inception
NPCT at Common Share NAV	4/27/21	6.21%	(10.76)%
NPCT at Common Share Price	4/27/21	7.77%	(15.31)%
Bloomberg U.S. Aggregate Bond Index	–	5.53%	(2.71)%
NPCT Blended Benchmark	–	9.27%	(0.65)%

*For purposes of Fund performance, relative results are measured against the NPCT Blended Benchmark. The Fund's Blended Benchmark consists of: 1) 60% of Bloomberg MSCI U.S. Green Bond Index and 2) 40% Bloomberg U.S. Corporate High Yield Bond Index.



NPCT US $ ↑9.93 -0.12 N9.92/9.93N 5x9
At 16:15 Vol 55,797 O 10.07N H 10.08K L 9.92D Val 558,380
NPCT US Equity
Page 1/40 Premium / Discount Analysis
Range 04/27/2021 - 04/15/2024 Period Daily Currency USD
1M 3M 6M YTD 1Y 2Y 3Y 5Y 10Y Table
Track Annotate Zoom
NPCT US Equity
Net Asset Value on 4/12/24 11.69
Last Price 9.93
Hi: 20.10
Hi: 20.33
Low: 10.45
Low: 8.66
20.00
18.00
16.00
14.00
12.00
10.00
8.00
Hi: 0.00
NPCT US Equity
Fund Percent Premium on 4/12/24 -14.0291
Fund Percent Premium Average -11.2851
Low: -17.278
0
-5
-10
-15
Jun
Sep
2021
Dec
Mar
Jun
2022
Sep
Dec
Mar
Jun
2023
Sep
Dec
Mar
2024

Fund websites. Bloomberg. [1] See generally Lucian A. Bebchuk and Alma Cohen, The Costs Of Entrenched Boards (2005), Journal of Financial Economics, v78, 409-433 and Lucian Bebchuk, Alma Cohen and Charles C.Y. Wang, Staggered Boards and the Wealth of Shareholders: Evidence from a Natural Experiment (2010), available at http://ssrn.com/abstract=1706806.

- NMAI has substantially underperformed since inception; we believe this underperformance is directly tied to its corporate governance abuses.
- Performance since inception:
  - NMAI share price: -8.11%
  - Benchmark: 0.66%
- Empirical studies have found a statistically significant correlation between the presence of a classified board structure and a decline in valuation.[1]
- NMAI currently trades at a **-11.92% discount** to NAV.
- NMAI has never traded at NAV.

		Total Returns as of December 31, 2023	
		Average Annual	
	Inception Date	1-Year	Since Inception
NMAI at Common Share NAV	11/22/21	12.87%	(4.97)%
NMAI at Common Share Price	11/22/21	19.43%	(8.11)%
S&P 500® Index	–	26.29%	2.53%
NMAI Blended Benchmark	–	17.86%	0.66%

*For purposes of Fund performance, relative results are measured against the NMAI Blended Benchmark. The Fund's Blended Benchmark consists of: 1) 50% MSCI ACWI Index (Net) and 2) 50% Bloomberg U.S. Corporate High Yield Bond Index.


NMAI US $ ↓11.75 -0.13
At 16:15 Vol 55,183 O 11.95N H 11.95N L 11.75N Val 652,910
N11.77/11.78N 3x2
NMAI US Equity
Page 1/33 Premium / Discount Analysis
Range 11/22/2021 - 04/15/2024 Period Daily Currency USD
1M 3M 6M YTD 1Y 2Y 3Y 5Y 10Y Table
Track Annotate Zoom
NMAI US Equity
Net Asset Value on 4/12/24 13.49
Last Price 11.75
Hi: 20.07
Hi: 19.3501
Low: 12.34
Low: 10.62
Hi: -2.6167
Low: -16.5456
NMAI US Equity
Fund Percent Premium on 4/12/24 -11.9348
Fund Percent Premium Average -12.8147
Dec 2021
Mar
Jun 2022
Sep
Dec
Mar
Jun 2023
Sep
Dec
Mar 2024

Fund websites. Bloomberg. [1] See generally Lucian A. Bebchuk and Alma Cohen, The Costs Of Entrenched Boards (2005), Journal of Financial Economics, v78, 409-433 and Lucian Bebchuk, Alma Cohen and Charles C.Y. Wang, Staggered Boards and the Wealth of Shareholders: Evidence from a Natural Experiment (2010), available at http://ssrn.com/abstract=1706806.

- JRI has substantially underperformed over the last year; this underperformance is partially due to its corporate governance abuses.
- Empirical studies have found a statistically significant correlation between the presence of a classified board structure and a decline in valuation.[1]
- JRI currently trades at a **-14.59% discount** to NAV.
- JRI hasn't traded at NAV in over 11 years.

	Inception Date	Total Returns as of December 31, 2023 Average Annual 1-Year	5-Year	10-Year
JRI at Common Share NAV	4/25/12	9.32%	3.90%	4.98%
JRI at Common Share Price	4/25/12	10.02%	5.71%	5.56%
MSCI World Index (Net)	–	23.79%	12.80%	8.60%
JRI Blended Benchmark	–	11.49%	4.99%	4.56%

* For purposes of Fund performance, relative results are measured against the JRI Blended Benchmark. The Fund's Blended Benchmark consists of: 1) 25% FTSE EPRA Nareit Developed Index (Net), 2) 22% S&P Global Infrastructure Index (Net), 3) 20% ICE Hybrid & Preferred Infrastructure 7% Issuer Constrained Custom Index, 4) 20% Bloomberg U.S. Corporate High Yield Bond Index and 5) 13% FTSE Nareit Preferred Stock Index. Refer to About the Funds' Benchmark for details on the Fund's Blended Benchmark composition through March 31, 2021.


JRI US $ ↑ 10.97 -0.14
N10.95 / 10.97N 7x13
At 16:15 Vol 122,444 O 11.14N H 11.19D L 10.91N Val 1.352M
JRI US Equity
Page 1/132 Premium / Discount Analysis
Range 04/15/2014 - 04/15/2024
Period Daily
Currency USD
1M 3M 6M YTD 1Y 2Y 3Y 5Y 10Y Table
Track Annotate Zoom
JRI US Equity
Net Asset Value on 4/12/24 12.94
Last Price 10.97
Hi: 21.70
Hi: 20.64
Low: 9.71
Low: 7.42
22.00
20.00
18.00
16.00
14.00
12.00
10.00
8.00
JRI US Equity
Fund Percent Premium on 4/12/24 -14.1422
Fund Percent Premium Average -10.932
Hi: -0.6663
Low: -28.7224
0
-5
-10
-15
-20
-25
-30
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024

Fund websites. Bloomberg. [1] See generally Lucian A. Bebchuk and Alma Cohen, The Costs Of Entrenched Boards (2005), Journal of Financial Economics, v78, 409-433 and Lucian Bebchuk, Alma Cohen and Charles C.Y. Wang, Staggered Boards and the Wealth of Shareholders: Evidence from a Natural Experiment (2010), available at http://ssrn.com/abstract=1706806.

- NPFD has substantially underperformed since inception; this underperformance is partially due to its corporate governance abuses.
- Performance since inception:
  - NPFD share price: -17.26%
  - Benchmark: -3.20%
- Empirical studies have found a statistically significant correlation between the presence of a classified board structure and a decline in valuation.[1]
- NPFD currently trades at a **-14.02% discount** to NAV.
- NPFD hasn't traded at its full value in over 2 years.

		Total Returns as of July 31, 2023	
		Average Annual	
	Inception Date	1-Year	Since Inception
NPFD at Common Share NAV	12/15/21	(4.82)%	(10.64)%
NPFD at Common Share Price	12/15/21	(11.68)%	(17.26)%
ICE Variable Rate Preferred & Hybrid Securities Index	–	4.23%	(1.58)%
NPFD Blended Benchmark	–	2.15%	(3.20)%

*For purposes of Fund performance, relative results are measured against the NPFD Blended Benchmark. The Fund's Blended Benchmark consists of: 1) 80% ICE Variable Rate Preferred & Hybrid Securities Index and 2) 20% ICE USD Contingent Capital Index (CDLR).


NPFD US $ ↑ 16.595 -0.305
N16.58 / 16.60N 6 x 1
At 16:15 Vol 56,305 O 17.00N H 17.00N L 16.5702D Val 941,143
NPFD US Equity
Page 1/32 Premium / Discount Analysis
Range 12/15/2021 - 04/15/2024
Period Daily
Currency USD
1M 3M 6M YTD 1Y 2Y 3Y 5Y 10Y Table
Track Annotate Zoom
Hi: 26.60
Hi: 25.05
NPFD US Equity
Net Asset Value on 4/12/24 19.78
Last Price 16.595
Low: 16.98
Low: 14.60
26.00
24.00
22.00
20.00
18.00
16.00
14.00
Hi: 6.7844
NPFD US Equity
Fund Percent Premium on 4/12/24 -14.5602
Fund Percent Premium Average -10.0215
Low: -17.4379
5
0
-5
-10
-15
Dec
Mar
Jun
Sep
2022
2023
2024

Fund websites. Bloomberg. [1] See generally Lucian A. Bebchuk and Alma Cohen, The Costs Of Entrenched Boards (2005), Journal of Financial Economics, v78, 409-433 and Lucian Bebchuk, Alma Cohen and Charles C.Y. Wang, Staggered Boards and the Wealth of Shareholders: Evidence from a Natural Experiment (2010), available at http://ssrn.com/abstract=1706806.

businesswire
A BERKSHIRE HATHAWAY COMPANY

US Court Rules That Nuveen and its Fund Trustees Violated Federal Law by Stripping Shareholders' Voting Rights

February 22, 2022 08:30 AM Eastern Standard Time

businesswire
A BERKSHIRE HATHAWAY COMPANY

U.S. Court of Appeals for the Second Circuit Upholds that Nuveen-Advised Closed-End Funds Violated the Investment Company Act of 1940

Trustees Terence J. Toth, Jack B. Evans, William C. Hunter, Albin F. Moschner, John K. Nelson, Judith M. Stockdale, Carole E. Stone, Margaret L. Wolff, Robert L. Young and Matthew Thornton, III Violated Federal Law

December 01, 2023 08:30 AM Eastern Standard Time

Saba press releases.

- On January 14, 2021, Saba sued Nuveen and several trustees after they adopted a bylaw amendment that stripped voting rights from shareholders of a CEF.
- The bylaw amendment restricted an investor's voting power once its stake exceeded a certain threshold.
- On February 17, 2022, the United States District Court for the Southern District of New York (the "District Court") issued a summary judgement ruling in favor of Saba and invalidating Nuveen's and the trustees' actions.
- On November 30, 2023, Nuveen's appeal was rejected as the United States Court of Appeals for the Second Circuit upheld the District Court's ruling that Nuveen's practice of vote stripping was unlawful.
- **The trustees that were found guilty of vote stripping currently serve together on the Nuveen Funds' Boards** and include Albin F. Moschner, John K. Nelson, Matthew Thornton, III, Terence J. Toth, Margaret L. Wolff and Robert L. Young.

Governance Issue #2: The Funds' Boards Are Classified

- The Funds maintain a classified Board, despite this being a "problematic governance structure."[1]
- Instead, the annual election of all trustees – at one time – encourages board accountability to shareholders, which, in turn, boosts the fund's performance.
- This view is shared by many leading independent governance experts and large institutional investors.
- Companies that care about good governance and the investment community's feedback have taken note in recent years, with ~90% of the S&P 500 and ~73% of the S&P 1,500 now holding annual elections for all their board members.[2]

"A fund will generally vote for proposals to declassify a current board and vote against management or shareholder proposals to create a classified board."

Vanguard®

2024 U.S. Portfolio Proxy Voting Policy

"All directors should be accountable to shareholders on an annual basis. Classified boards limit shareholders' ability to regularly evaluate a board's performance."

Office of the New York STATE COMPTROLLER Thomas P. DiNapoli

NYS COMMON RETIREMENT FUND

2024 Proxy Voting Guidelines

"PROBLEMATIC TAKEOVER DEFENSES, CAPITAL STRUCTURE, AND GOVERNANCE STRUCTURE:

- **A classified board structure"**

ISS

2024 U.S. Investment Stewardship Guidelines

[1] Institutional Shareholder Services. Permission to quote was neither sought not obtained. [2] Additionally, ~60% of the companies in the Russell 3,000 elect all their board members annually. See Matteo Tonello et al., Corporate Board Practices in the Russell 3000, S&P 500 and S&P Mid-Cap 400 (Nov. 2022) and Ernst & Young, EY Center for Board Matters: Corporate Governance by the Numbers (March 2022).

Governance Issue #3: The Funds' Trustees Rejected Our 14A Proposal to Declassify the Boards

- Saba submitted a non-binding proposal under 14a-8 to declassify the board of NPCT so that all directors could be elected on an annual basis starting at the next Annual Meeting of Shareholders.
- Despite being a well-regarded and standard corporate governance practice, the trustees won't permit non-binding proposals, which shields them from being held accountable by shareholders.
- Why not allow shareholders this means of communication? Because they don't want to answer the tough questions?

EXHIBIT 3

DECEMBER DECLASSIFICATION PROPOSAL LETTER

December 1, 2023

Via Electronic Mail and Courier

Mark L. Winget, Vice President and Secretary

c/o Nuveen Core Plus Impact Fund

333 West Wacker Drive

Chicago, IL 60606

Re: **Nuveen Core Plus Impact Fund (the "Fund")**

PROPOSAL

RESOLVED, that the shareholders of Nuveen Core Plus Impact Fund (the "Fund") request that the Board of Directors of the Fund (the "Board") take all necessary steps in its power to declassify the Board so that all directors are elected on an annual basis starting at the next annual meeting of shareholders. Such declassification shall be completed in a manner that does not affect the unexpired terms of the previously elected directors.

Saba's December 2023 declassification proposal letter.

Governance Issue #4: The Funds' Trustees Are Over-Boarded and Lack Independence From Each Other

- **The Funds' 10 Trustees all serve together on 210 Nuveen-associated boards**, in addition to the other professional occupations and responsibilities they each have.
- We believe that it is impracticable for appropriate analysis, thought and judgment to be applied by anyone who serves on so many boards.
- Leading independent governance experts and large institutional investors agree.

"A fund will also generally vote against any director who serves on more than four public company boards."

Vanguard®

2024 U.S. Portfolio Proxy Voting Policy

"We will withhold votes from directors who serve on an excessive number of boards."

CalPERS

2023 Proxy Voting Guidelines

"Directors who serve on too many boards, and especially those who have active executive careers at the same time, might not have the bandwidth necessary for effective board service."

pwc

2022 Annual Corporate Directors Survey

Our Independent and Qualified Nominee: Jason Chen



Bromma ASSET MANAGEMENT

Sprott

Jason Chen is a seasoned investment manager with a wide range of experience in fixed income, equities, currencies and natural resources.

- Co-Founder and a member of the board of directors of RT Gamma Media, Inc., which develops investment tools to help investors understand and analyze option effects on intraday security valuations.
- Former Co-Founder and Portfolio Manager of Bromma Asset Management.
- Former Portfolio Manager and Research Analyst at Sprott Asset Management, where he managed top decile short-book in North American equities for three consecutive years.
- Former Research Associate at Cormark Securities, where he provided fundamental equity coverage of Canadian property and casualty insurance, asset management and diversified financial industries.
- Former Senior Business Analyst at TD Securities.

Appendix

Saba | Capital

- An unaffiliated shareholder of a different Nuveen CEF, Karpus Investment Management, has also criticized the performance, management and oversight.

KARPUS INVESTMENT MANAGEMENT

January 5, 2024

VIA FEDERAL EXPRESS AND
ELECTRONIC MAIL (closedendfundsbod@blackrock.com)

The Board of Directors of BlackRock Municipal Income Fund, Inc.
c/o Janey Ahn, Secretary
BlackRock Municipal Income Fund, Inc.
50 Hudson Yards
New York, New York 10001

Re: Concerns regarding BlackRock Municipal Income Fund, Inc.

Dear Board Members:

Karpus Management, Inc., d/b/a Karpus Investment Management, ("Karpus", "we", "our" or "us") is a shareholder of BlackRock Municipal Income Fund, Inc. ("MUI" or the "Fund"). This is evidenced by our Schedule 13D filing which we filed with the U.S. Securities and Exchange Commission on November 7, 2023. Karpus is not a hedge fund and manages all separately managed accounts – many of whom are individual investors who have entrusted their hard-earned savings with us to safeguard and invest.

We are writing this letter to the entire Board of Directors of MUI ("Board") to express our extreme dissatisfaction with the Board's apparent disregard for maximizing shareholder value and for blatant corporate governance failures which we believe have occurred under the Board's oversight.

https://www.sec.gov/Archives/edgar/data/1232860/000107261324000024/exh-1_18788.htm

Bloomberg

BlackRock, Nuveen Funds Targeted by Activist Investor Karpus

- Closed-end fund investor argues NAV discounts "unprecedented"
- Urges asset managers to take steps such as liquidating funds

Bloomberg, BlackRock, Nuveen Funds Targeted by Activist Investor Karpus, 2/8/24

We Have Consistently Defended Shareholder Rights at CEFs

- **June 2020:** The Arizona Superior Court issues a preliminary injunction that prevented Voya Prime Rate Trust (NYSE: PPR) from enforcing a bylaw amendment that substantially raised the voting threshold required to elect board trustees. Link.
- **January 2023**: The U.S. District Court for the Southern District of New York denies the Templeton Global Income Fund's (NYSE: GIM) bid to block the certification of shareholder votes. Link.
- **January 2023**: The Suffolk County Superior Court in Massachusetts sides with Saba, ruling that four Eaton Vance CEFs' use of control share provisions violated the '40 Act. Link.
- **February 2023**: The Templeton Global Income Fund (NYSE: GIM) withdraws litigation to block the certification of shareholder votes. Saba's nominees are seated as trustees of the fund. Link.
- **December 2023**: The U.S. Court of Appeals for the Second Circuit sides with Saba and upholds the lower court's ruling against the Nuveen funds that the Nuveen-advised CEFs violated the '40 Act. Link.
- **December 2023**: The U.S. District Court for the Southern District of New York sides with Saba and rules that certain funds advised by the following parties violated the '40 Act in their use of control share provisions: Adams Funds, BlackRock, Tortoise, Franklin Templeton, and FS Investments. Link.
- **January 2024:** Saba brings complaint against ASA in the U.S. District Court for the Southern District of New York for its use of a poison pill. Link.
- **March 2024**: Saba files lawsuit in the U.S. District Court for the Southern District of New York against the BlackRock ESG Capital Allocation Term Trust (NYSE: ECAT) for the fund's adoption of an entrenchment bylaw. Link.

The materials in this presentation (the "Presentation") are for informational purposes only, are not complete and do not constitute an agreement, offer, a solicitation of an offer, or any advice or recommendation to enter into or conclude any transaction or confirmation thereof (whether on the terms shown herein or otherwise). The Presentation should not be construed as legal, tax, investment, financial or other advice. The views expressed in the Presentation represent the opinions of Saba and are based on publicly available information with respect to the Nuveen Funds. Saba recognizes that there may be confidential information in the possession of the Nuveen Funds that could lead the Nuveen Funds to disagree with Saba's conclusions. Certain financial information and data used in the Presentation have been derived or obtained from filings made with the SEC or other regulatory authorities and from other third-party reports. Saba has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed in the Presentation. Saba does not endorse third-party estimates or research, which are used in the Presentation solely for illustrative purposes. No representation or warranty, express or implied, is made that data or information, whether derived or obtained from filings made with the SEC or any other regulatory agency from any third party, are accurate. Past performance is not an indication of future results. Neither the Participants nor any of their affiliates shall be responsible or have any liability for any misinformation contained in any statement by any third party or in any SEC or other regulatory filing or third-party report. Unless otherwise indicated, the figures presented in the Presentation may not have been calculated using generally accepted accounting principles ("GAAP") and may not have been audited by independent accountants. Such figures may vary from GAAP in material respects and there can be no assurance that the unrealized values reflected in the Presentation will be realized. There is no assurance or guarantee with respect to the prices at which any securities of the Nuveen Funds will trade, and such securities may not trade at prices that may be implied in the Presentation. The estimates, projections, pro forma information and potential impact of the opportunities identified by Saba in the Presentation are based on assumptions that Saba believes to be reasonable as of the date hereof, but there can be no assurance or guarantee that actual results or the performance of the Nuveen Funds will not differ, and such differences may be material. This presentation does not recommend the purchase or sale of an security. Saba reserves the right to change any of its opinions expressed in the Presentation at any time as it deems appropriate. Saba disclaims any obligation to update the data, information or opinions contained in the Presentation.